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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94118) and in the Registration Statement on Form S-4 (No. 333-37365) of Crown Pacific Partners, L.P. of our report dated January 24, 2001 appearing on page F-1 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 24, 2001 relating to the financial statement schedule, which appears on page F-18 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Portland, Oregon
March 30, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS